Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
DIGENE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	52-1536128

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1201 Clopper Road
Gaithersburg, Maryland	20878

(Address of Principal Executive Offices)	(Zip Code)
Digene Corporation Amended and Restated Equity Incentive Plan
(formerly known as the Digene Corporation Amended and Restated 1999 Incentive Plan)
Digene Corporation Amended and Restated Directors’ Equity Compensation Plan
(Full title of the plan)
Daryl J. Faulkner
President and Chief Executive Officer
1201 Clopper Road
Gaithersburg, Maryland 20878
(Name and address of agent for service)

(301) 944-7000
(Telephone number, including area code, of agent for service)
with a copy to:
Morris Cheston, Jr., Esquire
Ballard Spahr Andrews & Ingersoll, LLP
1735 Market Street, 51st Floor
Philadelphia, Pennsylvania 19103-7599
(215) 665-8500
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		maximum	maximum
securities	Amount	offering	aggregate	Amount of
to be	to be	price per	offering	registration
registered	registered (1)	share (2)	price (2)	fee
Common Stock, par value $.01per share	500,000 (3)	$51.17	$25,585,000	$2,738
Common Stock, par value $.01per share	100,000 (4)	$51.17	$5,117,000	$548

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Company is increased by stock split, reclassification, stock dividend or the like.

(2)	Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(h), the price shown is based upon the average of the high and low price of the Company’s Common Stock on January 26, 2007, as reported on the NASDAQ National Market for the Company’s Common Stock.

(3)	Represents an additional 500,000 shares of Common Stock reserved for issuance under the Digene Corporation Amended and Restated Equity Incentive Plan.

(4)	Represents an additional 100,000 shares of Common Stock reserved for issuance under the Digene Corporation Amended and Restated Directors’ Equity Compensation Plan.

PART I — INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     Regarding the Digene Corporation Amended and Restated Equity Incentive Plan, Part I and Items 4-7 and 9 of Part II of Digene Corporation’s Registration Statement on Form S-8 (File No. 333-47782) are incorporated by reference herein pursuant to Instruction E of Form S-8. Regarding the Digene Corporation Amended and Restated Directors’ Equity Compensation Plan, Part I and Items 4-7 and 9 of Part II of Digene Corporation’s Registration Statement on Form S-8 (File No. 333-14933) are incorporated by reference herein pursuant to Instruction E of Form S-8.
     The documents containing the information required to be included in Part I of this Registration Statement will be provided or sent to all persons who are eligible to participate and are granted stock options, performance shares awards, stock appreciation rights, restricted stock unit awards or unrestricted stock awards under the Digene Corporation Amended and Restated Equity Incentive Plan, as amended pursuant to Rule 428. Documents containing the information required to be included in Part I of this Registration Statement will be provided or sent to all persons who are eligible to participate and are granted stock options, restricted stock unit awards or restricted stock awards under the Digene Corporation Amended and Restated Directors’ Equity Compensation Plan pursuant to Rule 428.
PART II — INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference.
     The following documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by Digene Corporation (the “Company”) (File No. 0-28194) or pursuant to the Securities Act of 1933, as amended (the “Securities Act”) are incorporated herein by reference:
(a)	Annual Report on Form 10-K for the fiscal year ended June 30, 2006;

(b)	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2006;

(c)	Current Reports on Form 8-K filed with the SEC on January 12, 2007 (Item 8.01); December 14, 2006 (Items 5.03 and 9.01); December 5, 2006 (Item 8.01); November 28, 2006 (Item 5.02); November 14, 2006 (Items 5.02 and 9.01); October 31, 2006 (Items 1.01 and 9.01); October 27, 2006 (Items 5.02 and 9.01); August 24, 2006 (Items 1.01, 5.02 and 9.01); August 10, 2006 (Items 1.01); August 2, 2006 (Item 8.01); and July 31, 2006 (Items 1.01 and 9.01); and

(d)	Item 1 of Registration Statement of the Company on Form 8-A dated April 11, 1996.
     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the termination of the offering, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

4.1	Digene Corporation Amended and Restated Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006).

4.2
Digene Corporation Amended and Restated Directors’ Equity Compensation Plan (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006).

4.3	Specimen copy of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-2968)).

* 5	Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities to be offered.

* 23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

* 23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of Exhibit 5).

* 24	Power of Attorney (included in signature page).

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on January 30, 2007.

DIGENE CORPORATION
By	/s/ Joseph P. Slattery
Joseph P. Slattery, Chief Financial Officer and
Senior Vice President, Finance and Information Systems

Each person whose signature appears below in so signing also makes, constitutes and appoints Joseph P. Slattery and Stephen Rambo, and each of them, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Daryl J. Faulkner Daryl J. Faulkner	President, Chief Executive Officer and Director (principal executive officer)	January 30, 2007

/s/ Joseph P. Slattery Joseph P. Slattery	Chief Financial Officer and Senior Vice President, Finance and Information Systems (principal financial officer and principal accounting officer)	January 30, 2007

/s/ Evan Jones Evan Jones	Director	January 30, 2007

/s/ John H. Landon John H. Landon	Director	January 30, 2007

	Director	, 2007

Joseph M. Migliara

/s/ Frank J. Ryan Frank J. Ryan	Director	January 30, 2007

/s/ Cynthia L. Sullivan Cynthia L. Sullivan	Director	January 30, 2007

/s/ Kenneth R. Weisshaar Kenneth R. Weisshaar	Director	January 30, 2007

EXHIBIT INDEX

Number	Exhibit

4.1	Digene Corporation Amended and Restated Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006).

4.2	Digene Corporation Amended and Restated Directors’ Equity Compensation Plan (incorporated by reference to Exhibit 10.3 to the to Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006).

4.3	Specimen copy of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-2968)).

* 5	Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities to be offered.

* 23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

* 23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of Exhibit 5).

* 24	Power of Attorney (included in signature page).

*	Filed herewith.